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                                                                    EXHIBIT 99.1

                         [Front Side of Proxy Card]

                              BGS SYSTEMS, INC.
      SPECIAL MEETING OF STOCKHOLDERS TO BE HELD THURSDAY, MARCH 26, 1998
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Harold S. Schwenk, Jr. and Jeffrey P. Buzen, and each of them, attorneys and proxies, with full power of substitution, to act and vote in the name of the undersigned, with all powers that the undersigned would possess if personally present, on all matters which may come before the Special Meeting of Stockholders of BGS Systems, Inc. ("BGS") to be held at the offices of BGS, One First Avenue, Waltham, Massachusetts 02254, at 10:00 A.M., local time, on March 26, 1998, and at any adjournment or postponement thereof.

        The proxies are hereby authorized and instructed upon the matters specified in the Notice of Special Meeting as set forth on the reverse side hereof. THE PROXIES MAY VOTE IN THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

        Receipt of the notice of meeting and Proxy Statement/Prospectus dated February 20, 1998 related to the Special Meeting, is hereby acknowledged.


        The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

                   (PLEASE DATE AND SIGN ON REVERSE SIDE)

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                           [Reverse Side of Proxy]

        This proxy is solicited by the Board of Directors and will be voted in accordance with the stockholder's specifications hereon. In the absence of such specifications, the proxy will be voted FOR approval of the Merger Agreement dated as of January 31, 1998.

        1. To approve the Agreement and Plan of Reorganization, and the related Plan and Agreement of Merger, each dated as of January 31, 1998 (together, the "Merger Agreement") among BMC Software, Inc., Ranger Acquisition Corp. and BGS Systems, Inc., as set forth in Appendix A attached to the proxy statement/prospectus.

                _____ FOR              _____ AGAINST            _____ ABSTAIN

        2. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment or postponement thereof.




Dated                    , 1998
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                                     Signature of Stockholder(s)*

                                     *Please sign exactly as name appears on
                                     this proxy.  Joint owners each should
                                     sign.  If held by a corporation or
                                     partnership, please sign in the full
                                     corporate or partnership name, by an
                                     authorized corporate officer or, if a
                                     partnership, by an authorized person.
                                     When signing as an authorized officer or person, attorney, trustee, administrator, executor, etc., please indicate your full title as such.

           PLEASE MARK, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY.
                       PLEASE DO NOT FOLD THIS PROXY.